UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 7, 2010, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) announced that the U.S. Food and Drug Administration’s (the “FDA”) Endocrinologic and Metabolic Drugs Advisory Committee (the “Committee”) voted 13 to 7 that the available clinical data adequately demonstrate that the potential benefits of Contrave® outweigh the potential risks when used long-term in a population of overweight and obese individuals. The Committee also voted 11 to 8 (with one Committee member abstaining from the vote) that a dedicated study to examine the drug’s effect on risk for major adverse cardiac events should be conducted as a post-approval requirement versus pre-approval. The Company hosted a conference call on December 8, 2010 at 4:15 p.m., Eastern Time, to discuss the outcome of this meeting.

A transcript of the above-referenced conference call is attached as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference. A replay of the webcast of the conference call will be available on Orexigen’s website at www.orexigen.com for approximately 14 days.

The information in this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

* * *

By filing this report and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this report, including Exhibit 99.1, that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding: the potential for, and timing of, approval of the Contrave New Drug Application (“NDA”) and an NDA submission for Empatic™; the efficacy and safety of Contrave and Empatic; Orexigen’s belief that Contrave and Empatic may be important and effective therapeutic options in the treatment of obesity; the potential for, timing of, cost and design of a post-approval study to evaluate safety risks of Contrave; the potential milestone and royalty payments under the collaboration agreement with Takeda Pharmaceutical Company Limited; the potential strength of Orexigen’s market entry with Contrave, if approved; projected cash needs, liquidity and capital resources and Orexigen’s expected future revenues, operations and expenditures; and Orexigen’s plans to commence strategic collaboration and/or co-promotion discussions with respect to Empatic and outside of the United States, Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the potential for the FDA to delay the scheduled Prescription Drug User Fee Act action date of January 31, 2011 due to the FDA’s internal resource constraints or other reasons; the uncertainty of the FDA approval process and other regulatory requirements; the uncertainty of the process with the FDA to agree on and finalize a design for a post-approval study to evaluate safety risks of Contrave; the FDA may not agree with Orexigen’s interpretation of efficacy and safety results; the FDA may require Orexigen to complete additional clinical, non-clinical or other requirements prior to the approval of the Contrave NDA or the submission of an NDA for Empatic; the therapeutic and commercial value of Contrave and Empatic; reliance on third parties to assist with the development of Contrave and Empatic; the potential for adverse safety findings relating to Contrave or Empatic to delay or prevent regulatory approval or commercialization; Orexigen’s financial estimates and liquidity assumptions may prove to be wrong, and Orexigen could spend its available financial resources faster than currently expected; Orexigen’s ability to enter into additional collaboration or co-promotion arrangements; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Conference Call Transcript, dated December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: December 9, 2010	By:	/s/ Graham K. Cooper
Name: Graham K. Cooper
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Conference Call Transcript, dated December 8, 2010